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                      SEWARD & KISSEL
                  One Battery Park Plaza
                   New York, N.Y.  10004

                 Telephone: (212) 574-1200
                 Facsimile: (212) 480-8421



                                  October 21, 1994



Alliance All-Asia
  Investment Fund, Inc.
1345 Avenue of the Americas
New York, New York  10105


Dear Sirs:

         We have acted as counsel for Alliance All-Asia Investment Fund, Inc., a Maryland corporation (the "Company"), in connection with the organization of the Company, the registration of the Company under the Investment Company Act of 1940, as amended, and the registration of an indefinite number of shares of its common stock, par value $.001 per share (the "Common Stock"), under the Securities Act of 1933, as amended.

         As counsel for the Company we have participated in the preparation of the Registration Statement on Form N-1A relating to such shares (the "Registration Statement") and have examined and relied upon such corporate records of the Company and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

         1. The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

         2. The shares of Common Stock of the Company to be offered for sale pursuant to the Prospectus are, to the extent of the number of shares authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable shares of Common Stock of the Company under the laws of the State of Maryland (assuming that the sale price of each share is not less then the par value thereof).




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Alliance All-Asia
  Investment Fund, Inc.           2         October 21, 1994


         As to matters of Maryland law contained in the foregoing opinion we have relied on the opinion of Venable, Baetjer and Howard of Baltimore, Maryland, dated October 21,
1994 and delivered to you in connection with the organization of the Company.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference of our firm under the caption "General Information--Counsel" in the Statement of Additional Information included therein.

                             Very truly yours,

                             /s/ Seward & Kissel



































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